Exhibit 32

CERTIFICATION

The undersigned officers of the registrant certify that, to their knowledge, the annual report on Form 10-K for the annual period ended December 31, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)), and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operation of the registrant as of the dates and for the periods expressed in the report.

Date: April 27, 2005	/s/ Ludo J. Reynders
Ludo J. Reynders, Ph. D.
Chief Executive Officer

Date: April 27, 2005	/s/ Matthew E. Czajkowski
Matthew E. Czajkowski
Chief Financial Officer

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